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Exhibit 3.22

CERTIFICATE OF FORMATION
OF
GLOBALNET INTERNATIONAL LLC

        This Certificate of Formation of GlobalNet International LLC, dated as of April 15, 2003, is being duly executed and filed by Kathy Spicer, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (contained at 6 Del. Code §18-101 et seq.).

1.
NAME

  The name of the limited liability company (hereinafter, the "LLC") is GlobalNet International LLC.

2.
REGISTERED ADDRESS AND AGENT

  The address of the LLC's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of the LLC's registered agent at such address is Corporation Service Company.

3.
This Certificate of Formation shall be effective as of the time of filing of this Certificate of Formation.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of GlobalNet International LLC as of April 15, 2003.

By:	/s/ KATHY SPICER Kathy Spicer Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:43 PM 04/15/2003
FILED 02:40 PM 04/15/2003
SRV 030247346 - 3197138 FILE

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  Exhibit 3.22
CERTIFICATE OF FORMATION OF GLOBALNET INTERNATIONAL LLC